SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 1

                             CYBEROPTICS CORPORATION
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Minnesota                                 41-1472057
                ---------                                 ----------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



                 5900 Golden Hills Drive, Minneapolis, MN 55416
                 ----------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                 Not Applicable

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this Form relates: ______________ (if applicable).

         Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Rights
                         -------------------------------
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Item 1 of the Form 8-A dated December 8, 1998 (the "Form 8-A"), filed by CyberOptics Corporation, a Minnesota corporation (the "Company"), is hereby amended by the following:

       Effective as of October 21, 2002, the Company amended the Rights Agreement with Wells Fargo Bank Minnesota, National Association, as Rights Agent and successor in interest to Norwest Bank Minnesota, National Association, dated December 7, 1998 (the "Rights Agreement"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement.

       The amendment to the Rights Agreement increases the Threshold Percentage from 15% to 20%.

       A copy of the Rights Agreement is incorporated herein by reference. The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

ITEM 2.  EXHIBITS.

       Item 2 is hereby amended by adding the following exhibit attached hereto:

         2 First Amendment to the Rights Agreement, dated October 21, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as successor in interest to Norwest Bank Minnesota, National Association.



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


                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        CYBEROPTICS CORPORATION



                                        By: /s/ Steven M. Quist
                                            ------------------------------------
                                            Steven M. Quist
                                            Chief Executive Officer

Dated: November 4, 2002






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


                                  EXHIBIT INDEX


    Exhibit No.   Description
    -----------   -----------

         1 Rights Agreement, dated December 7, 1998, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to the Company's Registration Statement on Form 8-A, dated December 7, 1998).

         2 First Amendment to the Rights Agreement, dated October 21, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as successor in interest to Norwest Bank Minnesota, National Association.



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